Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Kentucky Power Company on Form S-3 of our reports dated February 23, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
April 6, 1999